PROMISSORY NOTE

Camden, Georgia
U.S. $1,200,000.00	December _____, 2009

The undersigned Borrower promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (hereinafter called “Bank”, which term shall include all subsequent holders of this Note by assignment or otherwise) the sum of ONE MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($1,200,000.00), together with interest from the date hereof at the respective rates of interest hereinafter provided, all in the manner further provided for herein. Each payment by the Borrower will be made in U.S. Dollars and immediately available funds by direct debit from the deposit account as specified below or, for payments not required to be made by direct debit, by mail to the address shown on the Borrower’s statement or at one of the Bank’s banking centers in the United States. Repayments will be withdrawn from account number 1000095040274 owned by Borrower or such other of the Borrower’s accounts with the Bank as designated in writing by the Borrower and reasonably acceptable to the Bank. All sums due and owing under this Note are payable in lawful currency of the United States of America. All payments made hereunder shall be applied first to interest accrued to the date of such payment, then to any and all lawful charges, costs and fees and the remainder, if any, to payment of principal.

The principal outstanding under this Note shall bear interest at the Interest Rate (as hereinafter defined). The term “Interest Rate” means a fixed rate of interest equal to 4.96% per annum, provided, however, that the Interest Rate charged hereunder shall never exceed the maximum rate allowed, from time to time, by applicable law.

Monthly payments of principal together with accrued interest at the applicable Interest Rate in the amount of $35,943.53 shall be payable on January 31st, 2010, and on the thirty-first (31st) day of each calendar month (or the last day of a calendar month which has less than thirty-one (31) days) thereafter until the Maturity Date (as defined below).

The “Maturity Date” of this Note shall be January 31, 2012. Notwithstanding any contrary provision of this Note, all amounts then outstanding under this Note, if not sooner paid, shall be due and payable in full on the Maturity Date as defined above.

A payment due hereunder shall be deemed late if it is not received by the Bank on or before ten (10) days after the due date of such payment, and each late payment shall automatically incur a late charge, payable immediately, equal to five percent (5%) of such payment. This late charge provision shall not limit the operation of any other provision of this Note regarding payments that are not made when due hereunder. Further, notwithstanding any other rate of interest provided for herein, the Interest Rate applicable to any payment or payments of principal or interest, or any part thereof, not received by the Bank within ten (10) days after the due date thereof shall thereafter be the lesser of eighteen percent (18%) per annum or the highest non-usurious rate of interest allowed under applicable law (the “Default Rate”).

Borrower may prepay amounts owing under this Note at any time without penalty.

Further still, Borrower shall be in default of this Note in the event that (i) any payment of principal or interest, or any part thereof, is not received by the Bank within ten (10) days after the due date of such payment, or (ii) upon the occurrence of any other default hereunder other than a default in the payment of principal and interest required hereunder which, if capable of being cured, is not cured within thirty (30) days after Bank’s written notice to Borrower or (iii) upon the occurrence of any default under the terms of any other loan document securing or made at any time in connection with this Note or with any loan now or hereafter made to Borrower, any guarantor of this Note or any other person or party that is cross-defaulted with this Note subject to any applicable grace or cure period provided therein. In the event of any such default that remains uncured upon the expiration of any applicable grace or cure period, if any, the principal sum remaining unpaid hereunder, together with all accrued and unpaid interest thereon, and all other liabilities of the Borrower under this Note, shall become due and payable at any time thereafter at the option of the Bank, immediately upon the Bank’s written notice or demand. Also in that event, the Bank shall have all of the rights and remedies provided for herein, by applicable law, in any security agreement, loan agreement or other loan document securing or made at any time in connection with this Note. Also in that event, the Bank shall have the remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, the immediate and unconditional right to set off against this Note all money owed by Bank in any capacity to each “Obligor” which term includes Borrower and any guarantor or other person or entity now or hereafter obligated for all or part of the indebtedness of Borrower under this Note, or under any other loan document securing or made at any time in connection with this Note, whether or not then otherwise due, and also to set off against all other liabilities of each Obligor to Bank all money owed by Bank in any capacity to each Obligor; and, Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default that remains uncured upon the expiration of any applicable grace or cure period, if any, even though such a charge is made or entered on the books of Bank at a later time.

In enforcing its remedies for default, unless any collateral security for this Note (“Collateral”) is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Bank will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to Borrower at the address given below or at any other address shown on the records of the Bank, at least five (5) days before the time of the sale or disposition. In connection with the disposition of any Collateral at the instance of the Bank, Borrower shall be and remain liable for any deficiency, and Bank shall account to Borrower for any surplus, provided, however, that the Bank shall have the right to apply all or any part of such surplus (or to hold the same as a reserve against) any and all other liabilities of Borrower to Bank, and further provided that no provision of this Note or of any other loan document securing or made at any time in connection with this Note shall be construed to require that the Bank seek recourse against any Collateral before or to the exclusion of any other default rights and remedies that the Bank may have under applicable law. Borrower promises and agrees to pay all costs and expenses of collection and reasonable attorneys' fee, including costs, expenses and reasonable attorneys' fees on appeal, if sought or collected by the Bank through legal proceedings or through an attorney at law.

Bank shall have the right, which may be exercised at any time whether or not this Note is then due, to notify any one or more of the Obligors to make payment to Bank on any amounts due or to become due on any Collateral. In the event of any default hereunder (subject to any applicable cure period), Bank shall thereafter have, but shall not be limited to, the following rights; (i) to transfer this Note and the Collateral, whereupon Bank shall be relieved from all further liabilities, duties and responsibilities hereunder and with respect to any Collateral so pledged or transferred, and any transferee shall for all purposes stand in the place of Bank hereunder and have all the rights of Bank hereunder; (ii) to transfer the whole or any part of the Collateral into the name of itself or its nominee; (iii) to vote the Collateral; (iv) to demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to the Collateral; and, (v) to take control of any proceeds of Collateral.

No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. Presentment, demand, protest, notice of dishonor, and extension of time without notice are hereby waived by Borrower and each and every other Obligor. Except as otherwise expressly provided in this Note or by applicable law, any notice to Borrower regarding this Note shall be sufficiently served for all purposes if placed in the mail, postage prepaid, addressed to or left upon the premises at the address shown below or any other address shown on the Bank's records. Time is of the essence in all matters relating to this Note.

In the event Bank is required to return or repay any payment of the principal, interest or other sums paid hereunder, or any portion thereof, as a result of any bankruptcy or other law relating to creditor's rights, whether such return or repayment is made to Borrower, any guarantor, or any trustee in bankruptcy, receiver or other person or entity, then the amounts so repaid or returned shall thereupon again become a part of the sums of money due and payable hereunder to the same extent as if such payment had never been made.

This Note and Borrower's obligations hereunder shall not be impaired, released, modified or terminated by reason of the dissolution of Borrower or any guarantor, if Borrower or any guarantor are corporations, partnerships, limited liability companies or other entities.

Borrower acknowledges and agrees that Bank shall have the right to make releases (whether in whole or in part) of all or any part of the Collateral securing this Note, without notice to or the consent, approval, or agreement of other parties in interest, including junior lienors, which release shall not impair in any manner the validity or priority of the liens and security interests in the remaining Collateral for this Note nor release Borrower from any liability for the indebtedness secured thereby. Notwithstanding the existence of any other lien or security interest in the Collateral held by Bank, Bank shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided for herein and in the loan documents securing this Note. The proceeds realized upon the exercise of the remedies provided for herein or in the loan documents securing this Note shall be applied by the Bank in the manner herein or therein provided. Borrower hereby waives any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided for herein or in the other loan documents evidencing, securing or otherwise executed in connection with this Note.

Notwithstanding anything in this Note to the contrary, if for any reason the rate of interest charged under this Note shall exceed the maximum rate permitted by law, then the interest rate shall be immediately reduced to the legal limit so that in no event shall usurious exaction be possible. If under any circumstances whatsoever interest in excess of the legal limit has been paid by Borrower or any guarantor, such excess shall be refunded to Borrower or such guarantor, as applicable or, if any such excess interest has accrued but has not been paid, Bank shall eliminate such excess interest so that under no circumstance shall interest exceed the maximum rate allowed by law.

This Note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Florida.

Borrower and Bank irrevocably consent, agree and submit to non-exclusive jurisdiction and venue in any state or federal court sitting in Duval County, Florida and waive any objection based on venue or forum non conveniens for enforcement of this Note or for any action otherwise arising hereunder or under the other loan documents evidencing, securing or otherwise executed in connection with this Note or in any way connected with, related or incidental to the dealings of the parties in respect of this Note, any of the other such loan documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise and agree that any dispute with respect to any such matters shall, except as specifically otherwise provided below, be heard only in the courts described above; provided, however, that Bank shall have the right to bring any action or proceeding against Borrower or its property or against any Collateral securing this Note in the courts of any other jurisdiction which Bank deems necessary or appropriate in order to realize on the Collateral securing this Note or to otherwise enforce its rights against Borrower or its property. Initiating such proceeding or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the laws of the State of Florida shall govern the rights and obligations of Borrower and Bank hereunder, or of the submission herein made by Borrower and Bank to personal jurisdiction and venue within the State of Florida as aforesaid.

JURY TRIAL WAIVER.        BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO THIS AGREEMENT. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK'S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the date first above written.

Borrower:

GLOBAL AXCESS CORP.,
a Nevada corporation

By	/s/ George McQuain
	Name:	George McQuain
	Title:	President & CEO

Borrower’s Address:

7800 Belfort Parkway, Suite 165
Jacksonville, Florida 32256